Exhibit 10.2

PROMISSORY NOTE
$30,000,000	December 12, 2001

          FOR VALUE RECEIVED, the undersigned V-GPO, Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of Florida Software Systems Corporation, a Delaware corporation, Home Health Plan, Inc., a Delaware corporation, and Home Healthcare Alliance, Inc., a Delaware corporation ("Holders"), the principal sum of THIRTY MILLION AND 00/100 DOLLARS ($30,000,000.00) as follows:

          (1)      minimum monthly installment payments of $250,000 until this Promissory Note is paid in full;

          (2)     prepayments of principal of this Promissory Note if and upon the closing of one or more financings by the Maker in amounts to be mutually acceptable in writing to Maker and the Holders; and

          (3)     additional monthly installment payments of $50,000 if all other amounts owed by Maker to Holders under other agreements have been paid in full.

          In no event shall there be payable as interest, late payment charge or other charge hereunder any amount that would result in interest being payable on the outstanding principal balance at a rate in excess of the maximum rate permitted by applicable law. Solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be treated as part of such interest under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically cancelled, and, if received by Holders, shall be refunded to Maker, it being the intention of Holders and of Maker that such interest not be payable at a rate in excess of such maximum rate.

          Maker reserves the right to prepay all or any portion of this Promissory Note at any time and from time to time without premium or penalty of any kind.

          All payments made hereunder shall be made in lawful currency of the United States of America at 2150 Whitfield Industrial Way, Sarasota, Florida 34243, Attention: Norman R. Dobiesz, or at such other places as Holders may designate in writing.

          If (i) there should be a nonpayment of principal when due hereunder, or (ii) the Maker or any other person liable hereon should make an assignment for the benefit of creditors, or (iii) attachment or garnishment proceedings are commenced against the Maker or any other person liable hereon, or (iv) a receiver, trustee or liquidation is appointed over or execution levied upon any property of the Maker, or (v) proceedings are instituted by or against the Maker or any other person liable hereon under any bankruptcy, insolvency, reorganization or other law relating to the relief of debtors, whether pursuant to the laws of the United States or Florida or any other jurisdiction whatsoever, or (vi) the Maker liquidates or dissolves, or (vii) Maker shall be in default of any of its obligations or covenants under Security Agreements between the Maker and the Holders dated February 14, 2001, then, and in each such event, the Holders may, at their option, without notice or demand, declare the remaining unpaid principal balance of this Promissory Note and all accrued interest thereon immediately due and payable in full.

          The Maker for itself and for any guarantors, sureties, endorsers and/or any other person or persons now or hereafter liable hereon, if any, hereby waives demand of payment, presentment for payment, protest, notice of nonpayment or dishonor and any and all other notices and demands whatsoever, and any and all delays or lack of diligence in the collection hereof, and expressly consents and agrees to any and all extensions or postponements of the time of payment hereof from time to time at or after maturity and any other indulgence and waives all notice thereof. The delay or failure to exercise any right hereunder shall not waive such right.

          No act of commission or omission of any kind or at any time upon the part of the Holders, or their successors and assigns, in respect of any matter whatsoever shall in any way impair the rights of the Holders to enforce any right, power or benefit whatsoever under this Promissory Note and no set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature (other than performance by the Maker of its obligations hereunder), which the Maker or any guarantor of Maker has or may have against the Holders, or any assignee or successor thereof, shall be available hereunder to the Maker for any purpose whatsoever.

          No failure by Holders to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Holders of any right to remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of Holders as herein specified are cumulative and not exclusive of any other rights or remedies which Holders may otherwise have, including, without limitation, any rights or remedies Holders may have under any security agreements.

          By executing this Promissory Note on behalf of Maker, the undersigned officer of Maker, in his personal and individual capacity, represents to the Holders that he is duly authorized and empowered to execute and deliver this Promissory Note on behalf of the Maker and that this Promissory Note constitutes the legal and binding obligation of Maker, enforceable against Maker in accordance with its terms.

          Maker hereby waives diligence, presentment, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Promissory Note.

          Maker agrees to pay all costs and expenses incurred by Holders in enforcing this Promissory Note or in collecting the indebtedness evidenced hereby, including, without limitation, actual attorneys' fees and expenses.

          This Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of Florida without regard to principles of conflicts of laws.

          IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be executed and delivered by its duly authorized officer at the place specified above and as of the date first above written.
V-GPO, Inc.
By: /s/ Samuel A. Greco Samuel A. Greco, President